UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2010 (December 30, 2009)
ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19969 (Commission File Number)	71-0673405 (IRS Employer Identification Number)

3801 Old Greenwood Road Fort Smith, Arkansas (Address of principal executive offices)	72903 (Zip Code)
Registrant’s telephone number, including area code: (479) 785-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 30, 2009, certain subsidiaries of Arkansas Best Corporation (the “Company”) entered into definitive agreements to establish an accounts receivable securitization program. The agreements include a Receivables Loan Agreement with SunTrust Bank (“SunTrust”) which provides for a two-year, $75.0 million accounts receivable securitization facility subject to the level of qualifying accounts receivables.
Borrowings under the facility are secured by a lien on and security interest in the related accounts receivable, as well as the associated collection bank accounts.
Advances bear interest based upon LIBOR, plus 1.50% as specified in the Receivables Loan Agreement. Advances are to be repaid in full by December 30, 2011. The Company will also pay annual fees to SunTrust equal to 0.75% of the unused portion of the accounts receivable facility. The Receivables Loan Agreement contains representations and warranties, affirmative and negative covenants and events of default that are customary for financings of this type. As of the date hereof, there were no borrowings under this facility.
Also on December 30, 2009, the Company’s wholly owned subsidiary, ABF Freight System, Inc. (“ABF”) entered into a Master Lease Agreement with BB&T Equipment Finance Corporation (“BB&T”) to finance $15 million of ABF’s road tractors under a thirty-six (36) month capital lease arrangement at a monthly base rent as specified in the Master Lease Agreement. The Master Lease Agreement contains representations and warranties, affirmative and negative covenants and events of default that are customary for financings of this type. The Company signed a Master Lease Guaranty Agreement whereby it guaranteed the performance by ABF of its obligations under the Master Lease Agreement.
ITEM 1.02 — TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
In conjunction with the creation of the accounts receivable securitization program and equipment financing described in Item 1.01 hereof, effective December 30, 2009, the Company terminated its $325,000,000 Second Amended and Restated Credit Agreement (the “Credit Agreement”) between the Company and its subsidiaries and Wells Fargo Bank, N.A., as Agent and Lead Arranger, and certain other lending institutions more fully described in the Credit Agreement. There were no borrowings outstanding under the Credit Agreement on the date of termination, and the Company paid no early termination penalties. Prior to termination, the Company’s borrowing capacity was limited to $22.6 million under the Credit Agreement as disclosed in the Company’s third quarter 2009 Form 10-Q. Deferred financing costs of $1.0 million were expensed in fourth quarter 2009 in conjunction with the termination of the Credit Agreement.
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The discussion of the capital lease arrangement between ABF and BB&T contained in Item 1.01 is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION (Registrant)
Date: January 6, 2010	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and Corporate Secretary